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EXHIBIT 99.1

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of OfficeMax, Inc.

        We have audited the accompanying consolidated balance sheet of OfficeMax, Inc. and subsidiaries (the "Company") as of January 25, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the January 25, 2003 consolidated financial statements referred to above present fairly, in all material respects, the financial position of OfficeMax, Inc. and subsidiaries as of January 25, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in note 1 to the consolidated financial statements, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142 effective January 27, 2002.

/s/ KPMG LLP

KPMG LLP
February 25, 2003

OfficeMax, Inc.
Consolidated Statement of Income

Fiscal Year Ended	January 25, 2003
(Dollars in thousands, except per share data)
Sales	$4,775,563
Cost of merchandise sold, including buying and occupancy costs	3,578,872

Gross profit	1,196,691
Store operating and selling expenses	1,034,122
General and administrative expenses	134,763
Pre-opening expenses	672
Store closing and asset impairment	2,489

Total operating expenses	1,172,046

Operating income	24,645
Interest expense, net	5,980
Income before income taxes	18,665
Income tax benefit	(57,500)
Minority interest	2,441

Net income	$73,724

Earnings per common share:
Basic	$0.60

Diluted	$0.59

Weighted average number of common shares outstanding:
Basic	123,817,000

Diluted	125,109,000

See accompanying Notes to Consolidated Financial Statements.

OfficeMax, Inc.
Consolidated Balance Sheet

January 25, 2003
(Dollars in thousands)
Assets
Current Assets:
Cash and equivalents	$137,143
Accounts receivable, net of allowances of $1,073	90,339
Merchandise inventories	927,679
Other current assets	27,585

Total current assets	1,182,746
Property and Equipment:
Buildings and land	36,133
Leasehold improvements	183,547
Furniture, fixtures and equipment	645,466

Total property and equipment	865,146
Less: Accumulated depreciation	(567,709)

Property and equipment, net	297,437
Other assets and deferred charges	14,763
Goodwill, net of accumulated amortization of $89,757	290,495

$1,785,441

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable—trade	$437,884
Accrued expenses and other liabilities	227,022
Accrued salaries and related expenses	60,190
Taxes other than income taxes	79,781
Redeemable preferred shares—Series B	21,750
Mortgage loan, current portion	128

Total current liabilities	826,755
Mortgage loan	1,390
Other long-term liabilities	157,587

Total liabilities	985,732

Commitments and contingencies	—
Minority interest	19,264
Shareholders' Equity:
Common stock without par value; 200,000,000 shares authorized; 134,801,656 shares issued and outstanding	887,556
Deferred stock compensation	(153)
Cumulative translation adjustment	(2,457)
Retained deficit	(13,865)
Less: Treasury stock, at cost	(90,636)

Total shareholders' equity	780,445

$1,785,441

See accompanying Notes to Consolidated Financial Statements.

OfficeMax, Inc.
Consolidated Statement of Cash Flows

Fiscal Year Ended	January 25, 2003
(Dollars in thousands)
Operations
Net income	$73,724
Adjustments to reconcile net income to net cash from operating activities:
Store closing and asset impairment	4,107
Depreciation and amortization	90,161
Other—net	3,100
Changes in current assets and current liabilities:
(Increase) in inventories	(46,145)
Decrease in accounts payable	(90,157)
Decrease in accounts receivable	874
Increase in accrued liabilities	50,012
Other—net	7,903

Net cash provided by operations	93,579

Investing
Capital expenditures	(49,188)
Other—net	(2,647)

Net cash used for investing	(51,835)

Financing
(Decrease) in revolving credit facilities	(20,000)
Payments of mortgage principal, net	(134)
Increase in overdraft balances	36,210
(Increase) in advance payments for leased facilities	(390)
Proceeds from issuance of common stock, net	3,969
Proceeds from issuance of preferred stock, net	—
Other—net	(201)

Net cash provided by financing	19,454

Effect of exchange rate changes on cash and cash equivalents	(806)
Net increase in cash and equivalents	60,392
Cash and equivalents, beginning of period	76,751

Cash and equivalents, end of period	$137,143

See accompanying Notes to Consolidated Financial Statements.

OfficeMax, Inc.
Consolidated Statement of Changes in Shareholders' Equity

	Common Stock	Deferred Stock Compensation	Cumulative Translation Adjustment	Retained Earnings	Treasury Stock	Total
	(Dollars in thousands)
Balance at January 26, 2002	895,466	(29)	616	(87,589)	(102,515)	705,949
Comprehensive income (loss):
Net income	—	—	—	73,724	—	73,724
Cumulative translation adjustment	—	—	(3,073)	—	—	(3,073)

Total comprehensive income						70,651
Shares issued under director plan	(355)	(355)	—	—	771	61
Exercise of stock options	(6,905)	—	—	—	9,858	2,953
Sale of shares under management share purchase plan	—	—	—	—	—	—
Sale of shares under employee share purchase plan	(650)	—	—	—	1,250	600
Amortization of deferred compensation	—	231	—	—	—	231

Balance at January 25, 2003	$887,556	$(153)	$(2,457)	$(13,865)	$(90,636)	$780,445

See accompanying Notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements

Note 1.    Summary of Significant Accounting Policies

        OfficeMax, Inc. ("OfficeMax" or the "Company") operates a chain of high-volume office products superstores. At January 25, 2003, the Company operated 970 superstores in 49 states, Puerto Rico, the U.S. Virgin Islands and, through a majority-owned subsidiary, in Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores also feature CopyMax and FurnitureMax, in-store modules devoted exclusively to print-for-pay services and office furniture. Additionally, the Company reaches customers with an offering of over 40,000 items through its e-Commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax inventory distribution facilities, 18 delivery centers and two national customer call and contact centers.

Basis of Presentation

        The Company's consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Affiliates in which the Company owns a controlling majority interest are also included in the Company's consolidated financial statements. Intercompany accounts and transactions have been eliminated in consolidation.

        The Company has two business segments: Domestic and International. The Company's operations in the United States, Puerto Rico, and the U.S. Virgin Islands, comprised of its retail stores, e-Commerce operations, catalog business and outside sales groups, are included in the Domestic segment. The operations of the Company's majority-owned subsidiary in Mexico, OfficeMax de Mexico, are included in the International segment. See Note 9 of Notes to Consolidated Financial Statements for additional information regarding the Company's business segments.

        The Company's fiscal year ends on the Saturday prior to the last Wednesday in January. Fiscal year 2002 ended on January 25, 2003 and included 52 weeks. Due to statutory audit requirements, OfficeMax de Mexico maintains its calendar year end and the Company consolidates OfficeMax de Mexico's calendar year results of operations with its fiscal year results.

Accounting Estimates

        The consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. Actual amounts could differ from these estimates and different amounts could be reported using different assumptions and estimates.

Cash and Equivalents

        Cash and equivalents includes short-term investments with original maturities of 90 days or less and amounts receivable from credit card issuers. Amounts receivable from credit card issuers are typically converted to cash within 2 to 4 days of the original sales transaction. These amounts totaled $37,296,000 as of January 25, 2003.

Accounts Receivable

        Accounts receivable consists primarily of amounts due from vendors under purchase rebate, cooperative advertising and other vendor marketing programs and trade receivables not financed through outside programs. The Company has an arrangement with a financial services company (the "Issuer") whereby the Issuer manages the Company's private label credit card programs. The credit card accounts, and receivables generated thereby, are owned by the Issuer. Under the terms of the agreement, the Issuer charges the Company a fee to cover the Issuer's cost of providing credit and collecting the receivables which are non-recourse to the Company.

Inventories

        Inventories are valued at weighted average cost or market. Throughout the year, the Company performs annual physical inventories at all of its locations. For periods subsequent to the date of each location's last physical inventory, an allowance for estimated shrinkage is provided based on various factors including sales volume, the location's historical shrinkage results and current trends.

        The Company records cost markdowns for inventory not expected to be part of its ongoing merchandise offering. These markdowns amounted to $6,250,000 as of January 25, 2003. Management estimates the required allowance for future inventory cost markdowns based on historical information regarding product sell through and gross margin rates for similar products.

Advertising

        Advertising costs are either expensed the first time the advertising takes place or, in the case of direct-response advertising, capitalized and amortized in proportion to related revenues. Total gross advertising expense was $222,074,000 for fiscal year 2002. The total amount of direct-response advertising capitalized and included in other current assets was $1,262,000 as of January 25, 2003.

        The Company and its vendors participate in cooperative advertising programs in which the vendors reimburse the Company for a portion of its advertising costs. Net advertising expense is included as a component of store operating and selling expenses.

Property and Equipment

        Components of property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. All store properties are leased, and improvements are amortized over the lesser of the term of the lease or 20 years. The estimated useful lives of other depreciable assets are generally as follows: buildings and improvements—10 to 40 years; and furniture, fixtures and equipment, including information technology equipment and software—3 to 10 years.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for possible impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable by the undiscounted future cash flows expected to be generated by the asset over its remaining useful life. If impairment exists, the carrying amount of the asset is reduced to fair value, or fair value less the cost to sell, depending upon whether the asset is held for use or disposal, respectively. The Company evaluates possible impairment of long-lived assets for each of its retail stores individually based on management's estimate of the store's future earnings before interest, taxes, depreciation and amortization. Long-lived assets for which the Company cannot specifically identify cash flows that are largely independent of the cash flows of other long-lived assets, such as its corporate and distribution facilities, are evaluated based on management's estimate of the Company's future consolidated operating cash flows. During fiscal year 2002 the Company recorded impairment loss of $4,107,000. See Note 2 of Notes to Consolidated Financial Statements for additional information regarding the impairment loss recorded by the Company.

Goodwill

        Goodwill represents the excess of cost over the fair value of the net identifiable assets acquired in a business combination accounted for under the purchase method. Through the end of fiscal year 2001, the Company amortized its goodwill over 10 to 40 years using the straight-line method. As a result of the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("FAS 142"), that was effective for the Company as of the beginning of fiscal year 2002, goodwill and intangible assets with an indefinite useful life are no longer amortized, but are tested for impairment at least annually. Accordingly, the Company no longer amortizes its goodwill and is required to complete the impairment test at least annually. The Company completed the initial impairment test during the second quarter of fiscal year 2002 and concluded that the fair value of both of the Company's reporting units (Domestic and International) exceeded their respective carrying values as of January 27, 2002 and, therefore, no impairment existed at that date. In addition to the initial impairment test completed during the second quarter of fiscal year 2002, the Company elected to perform the first of its annual impairment tests during the fourth quarter of fiscal year 2002 and concluded that the fair value of both of the Company's reporting units exceeded their respective carrying values and no impairment charge was required. In future years, the Company will be required to complete the annual impairment test during its fourth fiscal quarter.

        The Company calculates the fair value of its reporting units based on a combination of two valuation methods, including estimated discounted cash flows of the Company's reporting units and the market comparative approach, which uses historical performance relative to observable market pricing as an indication of value.

Insurance Programs

        The Company maintains insurance coverage, and is self-insured when economically beneficial, for certain losses relating to workers' compensation claims, employee medical benefits and general and auto liability claims. Liabilities for these losses are based on claims filed and actuarial estimates of claims incurred but not yet reported and totaled $30,857,000 as of January 25, 2003, including accrued liabilities for the related insurance premiums and other expenses. The Company has purchased stop-loss coverage in order to limit its exposure for self-insured losses. The Company has issued, when required, standby letters of credit to support its insurance programs.

Current Liabilities

        Under the Company's cash management system, checks issued pending clearance that result in overdraft balances for accounting purposes are included in accounts payable and totaled $115,667,000 as of January 25, 2003. Any increase or decrease in the amount of these outstanding checks is reflected as a financing activity in the Consolidated Statements of Cash Flows.

Financial Instruments

        The recorded value of the Company's financial instruments, which includes its short-term investments, accounts receivable, accounts payable, revolving credit facilities and mortgage loan, approximates fair value. Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash investments. The Company invests its excess cash in high-quality securities placed with major banks and financial institutions. The Company has established guidelines relative to diversification and maturities to mitigate risk and maintain liquidity.

Revenue Recognition

        The Company recognizes revenue when the earnings process is complete, generally at either the point-of-sale to a customer or upon delivery to a customer or third party delivery service, less an appropriate provision for returns and net of coupons and other sales incentives. Revenue from certain sales transactions, in which the Company effectively acts as an agent or broker, is reported on a net or commission basis. Revenue from the sale of extended warranty contracts is reported at the point-of-sale to a customer, on a net or commission basis, except in a limited number of states where state law specifies the Company as the legal obligor. In such states, the revenue from the sale of extended warranty contracts is recognized ratably over the contract period. The performance obligations and risk of loss associated with extended warranty contracts sold by the Company are assumed by a third-party.

Shipping and Handling Fees and Costs

        Fees charged to customers in a sale transaction for shipping and handling are classified as revenues. Shipping and handling related costs are included as a component of store operating and selling expenses. These costs were $54,864,000 in fiscal year 2002.

Pre-Opening Expenses

        Pre-opening expenses, which consist primarily of store payroll, supplies and grand opening advertising for new stores, are expensed as incurred.

Vendor Income Recognition

        The Company participates in various cooperative advertising and other vendor marketing programs with its vendors. Consideration received from vendors for cooperative advertising programs is recognized as a reduction of advertising expense in the period in which the related expense is incurred. Consideration received from vendors for other vendor marketing programs is recognized as a reduction of cost of merchandise sold, unless the consideration represents a reimbursement of a specific cost incurred by the Company, in which case the consideration is recognized as a reduction of the related expense. The Company also participates in various volume purchase rebate programs with its vendors. These programs typically include annual purchase targets and offer increasing tiered rebates based on the Company achieving certain purchase levels. The Company recognizes consideration received from vendors for volume purchase rebate programs as a reduction of cost of merchandise sold as the related inventory is sold. For tiered volume purchase rebate programs, the Company recognizes the consideration based on expected purchases during the rebate program period. The Company calculates expected purchases during the rebate program period based on its replenishment model which utilizes a product and store specific algorithm that incorporates recent sales trends, upcoming promotional events and other relevant data to project sales and the related replenishment requirements. The Company revises its purchase expectations at least quarterly throughout the rebate program period.

        In November 2002, the FASB Emerging Issues Task Force ("Task Force") issued EITF Issue No. 02-16, "Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor" ("EITF 02-16"). EITF 02-16 addresses the following two issues: (i) the classification in a reseller's financial statements of cash consideration received from a vendor ("Issue 1"); and (ii) the timing of recognition by a reseller of a rebate or refund from a vendor that is contingent upon achieving a specific cumulative level of purchases or remaining a customer for a specified time period ("Issue 2"). Issue 1 is effective for all new arrangements, including modifications of existing arrangements, entered into after December 31, 2002. Issue 2 is effective for all new arrangements initiated after November 21, 2002. The Company is currently assessing the impact, if any, EITF 02-16 will have on its fiscal year 2003 results of operations. See "Recently Issued Accounting Pronouncements" below for additional information regarding EITF 02-16.

Facility Closure Costs

        The Company continuously reviews its real estate portfolio to identify underperforming facilities and closes those facilities that are no longer strategically or economically viable. The Company accrues estimated closure costs in the period in which management approves a plan to close a facility. The accrual for estimated closure costs is net of expected future sublease income, which is estimated by management based on real estate studies prepared by independent real estate industry advisors. Management periodically engages independent real estate industry advisors to update the real estate studies utilized to calculate the reserves for facility closure costs. During fiscal year 2002, the Company engaged independent real estate industry advisors to prepare real estate studies regarding the domestic facilities the Company committed to close during the fourth quarter of fiscal year 2002 and to update the real estate studies prepared for all of the domestic facilities the Company closed in prior years. The remaining reserves for facility closure costs recorded in prior fiscal years were adjusted, as necessary, based on these updated real estate studies. See Note 2 of Notes to Consolidated Financial Statements for additional information regarding facility closure costs.

        During January 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("FAS 146"). The adoption of FAS 146 had no immediate impact on the Company's financial position or results of operations, but will affect the timing and recognition of future facility closure costs that may be reported by the Company. See "Recently Issued Accounting Pronouncements" below for additional information regarding FAS 146.

Stock-Based Compensation

        The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and provides pro forma disclosures of the compensation expense determined under the fair value provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Under APB 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. The Company grants options only at prices not less than the fair market value per common share on the date of grant. Accordingly, the Company was not required under the provisions of APB 25 to recognize any compensation expense during fiscal year 2002.

        The Company prepares pro forma disclosures of the compensation expense determined under the fair value provisions of FAS 123 using the Black-Scholes option pricing model and the weighted average assumptions below, as well as an assumption of forfeiture rates for unvested options.

Fiscal Year Ended	January 25, 2003
Risk free interest rate	3.3%
Expected dividend yield	0%
Expected stock volatility	70.9%
Expected life of options	5 years

        The weighted average fair value at the date of grant of options granted in fiscal year 2002 was $3.47.

        The following table illustrates pro forma net earnings and pro forma earnings per common share, giving effect to compensation costs calculated using the fair value method prescribed by FAS 123.

Fiscal Year Ended (In thousands, except per share data)	January 25, 2003
Pro forma net income (loss)	$68,841
Pro forma earnings (loss) per common share
Basic	$0.56
Diluted	$0.55

Income Taxes

        The Company uses the liability method whereby income taxes are recognized during the fiscal year in which transactions enter into the determination of financial statement income. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial statement and tax bases of assets and liabilities. The Company assesses the recoverability of its deferred tax assets in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). In accordance with that standard, the Company recorded a valuation allowance equal to its net deferred tax assets, including amounts related to its net operating loss carryforwards, as of January 26, 2002. The Company intends to maintain a full valuation allowance for its net deferred tax assets until sufficient positive evidence exists to support the reversal of some portion or the remainder of the allowance. Until such time, except for minor state, local and foreign tax provisions, the Company will have no reported tax provision, net of valuation allowance adjustments. Any future decision to reverse a portion or all of the remaining valuation allowance will be based on consideration of several factors including, but not limited to, the Company's expectations regarding future taxable income and the Company's cumulative income or loss in the then most recent three-year period. See Note 6 of Notes to Consolidated Financial Statements for additional information regarding income taxes.

Recently Issued Accounting Pronouncements

        In July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"). FAS 143 requires that a liability for an asset retirement obligation be recognized when incurred and the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life.    The provisions of FAS 143 were effective for the Company as of the beginning of fiscal year 2003. The Company does not believe the adoption of FAS 143 will have a material impact on its financial position or results of operations.

        In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("FAS 145"). FAS 145 eliminates the extraordinary accounting treatment for reporting gains and losses from the extinguishment of debt, and formally amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. The provisions of FAS 145 were effective for the Company as of the beginning of fiscal year 2003. The Company does not believe the adoption of FAS 145 will have a material impact on its financial position or results of operations.

        In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("FAS 146"). FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). FAS 146 requires that a liability be recognized for costs associated with exit or disposal activities only when the liability is incurred. In contrast, under EITF 94-3, a company was required to recognize a liability for such costs when it committed to an exit plan. FAS 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. As a result of the fair value provisions of FAS 146, a liability for lease termination costs will be recorded at present value and any changes in the liability due to the passage of time will be recognized as an increase in the liability and as accretion expense. In contrast, under EITF 94-3 a liability for lease termination costs was recorded for an amount equal to the undiscounted total of all remaining lease payments. The provisions of FAS 146 were effective for the Company as of January 1, 2003. The adoption of this new standard had no immediate impact on the Company's financial position or results of operations, but will affect the timing and recognition of future facility closure costs that may be reported by the Company.

        In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" ("FAS 148"). FAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Additionally, FAS 148 amends the disclosure requirements of FAS 123 in both annual and interim financial statements. The disclosure requirements are effective for financial reports for interim periods beginning after December 15, 2002. The adoption of FAS 148 had no impact on the Company's financial position or results of operations.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires certain guarantees to be recorded at fair value regardless of the probability of the loss. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The adoption of this new interpretation had no impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies consolidation requirements for variable interest entities ("VIEs"). It establishes additional factors beyond ownership of a majority voting interest to indicate that a company has a controlling financing interest in an entity (or a relationship sufficiently similar to a controlling financial interest that it requires consolidation). Consolidation of a VIE by an investor is required when it is determined that the investor will absorb a majority of the VIE's expected losses or residual returns if they occur. The Company leases two of its PowerMax distribution facilities from VIEs (previously referred to as SPEs or special purpose entities) that have been established by nationally prominent, creditworthy commercial lessors to facilitate the financing of the inventory distribution facilities. The VIEs finance the cost of the property through the issuance of commercial paper. The Company has provided standby letters of credit of approximately $81,000,000 in support of the commercial paper. In the event that the Company defaults on its obligations under the leases, the VIEs could draw on the letters of credit in order to redeem the commercial paper. These letters of credit reduce the Company's available borrowing capacity under the Company's revolving credit facility. Upon expiration of the synthetic operating leases, the Company can elect to purchase the related assets of both facilities at a total cost specified in the lease agreements of approximately $80,000,000. If the Company does not elect to purchase the related assets, the Company is required to honor certain fair value guarantees. These guarantees require the Company to reimburse the lessor for any shortfall from a fair value specified in the lease agreements. Currently, the Company expects to purchase the related assets upon expiration of the synthetic operating leases, or otherwise enter into an arrangement to maintain the continued use of these facilities.

        This interpretation applies immediately to variable interest entities created or obtained after January 31, 2003 and must be retroactively applied to holdings in variable interest entities acquired before February 1, 2003 in interim and annual financial statements issued for periods beginning after

June 15, 2003. FIN 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements with a cumulative-effect adjustment as of the beginning of the first year restated. The Company is assessing the impact of adoption of FIN 46. However, based on management's preliminary assessment, it is reasonably possible that the Company will be required to consolidate the VIEs involved in the leasing of its PowerMax inventory distribution facilities beginning in the third quarter of fiscal year 2003. If the Company is required to consolidate the VIEs, the assets and related depreciation, liabilities and non-controlling interests of these VIEs will be reflected in the Company's consolidated financial statements. The Company has not yet determined under which of the transition alternatives it will report the impact, if any, of adopting FIN 46.

        In November 2002, the FASB Emerging Issues Task Force ("Task Force") issued EITF Issue 02-16, "Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor," ("EITF 02-16"). EITF 02-16 addresses the following two issues: (i) the classification in a reseller's financial statements of cash consideration received from a vendor ("Issue 1"); and (ii) the timing of recognition by a reseller of a rebate or refund from a vendor that is contingent upon achieving a specific cumulative level of purchases or remaining a customer for a specified time period ("Issue 2"). Issue 1 stipulates that cash consideration received from a vendor is presumed to be a reduction of the prices of the vendors' products and should, therefore, be recognized as a reduction of cost of merchandise sold when recognized in the reseller's financial statements. However, that presumption is overcome when the consideration is either (a) a payment for assets or services delivered to the vendor, in which case the cash consideration should be recognized as revenue (or other income, as appropriate) when recognized in the reseller's income statement, or (b) a reimbursement of a specific, incremental, identifiable cost incurred by the reseller in selling the vendor's products, in which case the cash consideration should be characterized as a reduction of that cost when recognized in the reseller's income statement. Issue 2 states that vendor rebates should be recognized on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the reseller toward earning the rebate, provided the amounts are probable and reasonably estimable. Issue 1 is effective for all new arrangements, including modifications of existing arrangements, entered into after December 31, 2002. Issue 2 is effective for all new arrangements initiated after November 21, 2002.

        As noted above, the Company and its vendors participate in cooperative advertising programs and other vendor marketing programs in which the vendors reimburse the Company for a portion of its advertising costs. Any change to our accounting for cooperative advertising arrangements or other vendor marketing programs could result in consideration received from our vendors being used to lower product costs in inventory rather than as an offset to our advertising costs. Such a change could impact the timing of recognition of cash consideration received from our vendors and could increase our gross profit and net advertising expenses. The Company has not yet completed its assessment of whether, or to what extent, EITF 02-16 will impact its results of operations during fiscal year 2003.

Note 2.    Store Closing and Asset Impairment

Fiscal Year 2002

        In December 2002, the Company completed a review of its domestic real estate portfolio and committed to close eight underperforming domestic superstores and one delivery center. In conjunction with these closings, the Company recorded a pre-tax charge for store closing and asset impairment of $11,915,000 during the fourth quarter of fiscal year 2002. Also during the fourth quarter of fiscal year 2002, the Company reversed $8,847,000 and $2,356,000 of the store closing reserves originally established in fiscal year 2001 and fiscal year 2000, respectively, when those portions of the reserves were deemed no longer necessary. In addition, the Company recorded a pre-tax charge for asset impairment of $1,777,000 during the second quarter of fiscal year 2002. In total, the net charges for store closing and asset impairment reduced fiscal year 2002 net income by $2,489,000, or $0.02 per diluted share.

        A reconciliation of major components of the Company's store closing reserve is as follows:

	Balance January 26, 2002	Charges	Reversals	Payment/ Usage	Balance January 25, 2003
	(In thousands)
Lease disposition costs, net of sublease income	$122,304	$9,118	$(10,288)	$(19,830)	$101,304
Other closing costs, including severance	7,218	467	(915)	(3,844)	2,926

Total	$129,522	$9,585	$(11,203)	$(23,674)	$104,230

        As of January 25, 2003, $81,330,000 of the store closing reserve was included in other long-term liabilities. Lease disposition costs included in the reserve for store closing costs include the aggregate rent expense for the closed stores net of expected future sublease income of $109,139,000 as of January 25, 2003. Of the total expected future sublease income included in the reserve for store closing costs, the Company had obtained sublease or assignment agreements for certain of its closed stores totaling approximately $49,804,000 as of January 25, 2003.

Note 3.    Relationship with Kmart Corporation

        Approximately 40 of the Company's store leases were guaranteed by Kmart Corporation ("Kmart"), which from 1990 to 1995 was an equity investor in OfficeMax during the Company's early stages of development. Kmart sold the balance of its equity position in OfficeMax in 1995. The Company and Kmart are parties to a Lease Guaranty, Reimbursement and Indemnification Agreement, pursuant to which Kmart agreed to maintain existing guarantees and provide a limited number of additional guarantees, and the Company has agreed, among other things, to indemnify Kmart against liabilities incurred in connection with those guarantees. In connection with that agreement, OfficeMax and Kmart subsequently entered into a Consent and Undertaking Agreement and an Assignment, pursuant to which OfficeMax assigned some 45 leases to Kmart and took back subleases. The agreements generally protect against interference by Kmart in the leases absent default, and provide for Kmart to assign the leases back to OfficeMax should Kmart be released from its guarantees or if necessary to prevent a rejection in bankruptcy. Kmart is presently a debtor in possession in a Chapter 11 bankruptcy case filed on January 22, 2002.

        During the first quarter of fiscal year 2002, due to a decline in Kmart's debt rating, the Company was required to purchase the mortgage notes on two of its store properties for an aggregate amount of $5,085,000. Both of the properties are occupied by the Company. Principal and interest payments to the Company under the mortgage notes are secured by the Company's rent payments under the related lease agreements. Interest on the mortgage notes accrues to the Company at an average rate of approximately 10% per annum, which exceeds the Company's current borrowing rate. The Company does not expect the decline in Kmart's debt rating or Kmart's subsequent bankruptcy filing to have a material adverse impact on OfficeMax's financial position or the results of its operations.

Note 4. Debt

Revolving Credit Facilities

        During the fourth quarter of fiscal year 2000, the Company entered into a senior secured revolving credit facility. During the first quarter of fiscal year 2002, the Company extended the term of the revolving credit facility until February 27, 2004. The revolving credit facility is secured by a first priority perfected security interest in the Company's inventory and certain accounts receivable and provides for borrowings of up to $700,000,000 at the bank's base rate or Eurodollar Rate plus 1.75% to 2.50% depending on the level of borrowing.

        As of January 25, 2003, the Company had no outstanding borrowings under the revolving credit facility. Also from this facility, the Company had $117,136,000 of standby letters of credit outstanding as of January 25, 2003, in connection with its insurance programs and two synthetic operating leases. These standby letters of credit reduce the Company's available borrowing capacity under the revolving credit facility. The Company pays quarterly usage fees of between 1.62% and 1.87% per annum on the outstanding standby letters of credit.

        The Company pays quarterly fees of 0.25% per annum on the unused portion of the revolving credit facility. Available borrowing capacity under the revolving credit facility is calculated as a percentage of the Company's inventory and certain accounts receivable. As of January 25, 2003, the Company had unused and available borrowings under the revolving credit facility in excess of $444,000,000.

Mortgage Loan

        During the fourth quarter of fiscal year 2000, the Company assumed an eleven-year $1,800,000 mortgage loan secured by real estate occupied by the Company. The Company previously leased the real estate. The mortgage loan bears interest at a rate of 5.0% per annum. Maturities of the mortgage loan, including interest, will be approximately $213,000 for each of the next five years.

Note 5.    Commitments and Contingencies

Lease Commitments

        The Company occupies all of its stores, delivery centers and national customer call and contact centers under various long-term lease agreements. These leases generally have initial terms ranging from 10 to 25 years plus renewal options. Most of these leases require the Company to pay minimum rents, subject to periodic adjustments, plus other charges including utilities, real estate taxes, common area maintenance and, in limited cases, contingent rentals based on sales.

        The Company occupies two of its PowerMax inventory distribution facilities under synthetic operating leases with initial lease terms expiring in fiscal year 2004. One of the synthetic operating leases can be extended at the Company's option until fiscal year 2006. The Company leases the PowerMax facilities from special purpose entities ("SPEs") that have been established by nationally prominent, creditworthy commercial lessors to facilitate the financing of those assets for the Company. No officers, directors or employees of the Company hold any direct or indirect equity interest in such SPEs. The SPEs finance the cost of the property through the issuance of commercial paper. The Company has provided standby letters of credit of approximately $81,000,000 in support of the commercial paper. In the event that the Company defaults on its obligations under the leases, the SPEs could draw on the letters of credit in order to redeem the commercial paper. These letters of credit reduce the Company's available borrowing capacity under the Company's revolving credit facility. Upon expiration of the synthetic operating leases, the Company can elect to purchase the related assets of both facilities at a total cost specified in the lease agreement of approximately $80,000,000. If the Company does not elect to purchase the related assets, the Company is required to honor certain fair value guarantees. These guarantees require the Company to reimburse the lessor for any shortfall from a fair value specified in the lease agreement. Currently, the Company expects to purchase the related assets upon expiration of the synthetic operating leases, or otherwise enter into an arrangement to maintain the continued use of these facilities.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", ("FIN 46"). The Company is assessing the impact of adoption of FIN 46. However, based on management's preliminary assessment, it is reasonably possible that the Company will be required to consolidate the VIEs (previously referred to as SPEs or special purpose entities) from which it leases two of its PowerMax inventory distribution facilities beginning in the third quarter of fiscal year 2003. If the Company is required to consolidate the VIEs, the assets and related depreciation, liabilities and non-controlling interests of these VIEs will be reflected in the Company's consolidated financial statements.

        The table below summarizes the future minimum lease payments and future minimum rentals due under non-cancelable leases as of January 25, 2003.

Fiscal Year	Operating Leases
(In thousands)
2003	$338,202
2004	314,004
2005	286,644
2006	260,346
2007	227,087
Thereafter	1,164,380

Total minimum lease payments	$2,590,663

        Other long-term liabilities as of January 25, 2003 included approximately $66,756,000, related to future rent escalation clauses under certain operating leases that are recognized on a straight-line basis over the terms of the respective lease.

        A summary of operating lease rental expense and short-term rentals, net of sublease income, is as follows:

Fiscal Year Ended	January 25, 2003
(In thousands)
Minimum rentals	$345,890
Percentage rentals	618

Total	$346,508

Other Commitments

        In accordance with an amended and restated joint venture agreement, the minority owner of the Company's subsidiary in Mexico, OfficeMax de Mexico, can elect to put its remaining 49% interest in the subsidiary to the Company, if certain earnings targets are achieved. These earnings targets are calculated quarterly on a rolling four quarter basis. If the earnings targets are achieved and the minority owner elects to put its ownership interest to the Company, the purchase price would be equal to fair value calculated based on the subsidiary's earnings for the last four quarters before interest, taxes, depreciation and amortization and current market multiples of similar companies. The fair value purchase price for fiscal year 2003 is currently estimated at $25,000,000 to $30,000,000.

        The Company has an arrangement with a financial services company (the "Issuer") whereby the Issuer manages the Company's private label credit card programs. The credit card accounts, and receivables generated thereby, are owned by the Issuer. Under the terms of the agreement, the Issuer charges the Company a fee to cover the Issuer's cost of providing credit and collecting the receivables which are non-recourse to the Company. The Company's agreement with the Issuer permits the Issuer to terminate the agreement at anytime if the Company does not maintain a minimum tangible net worth as defined in the agreement. As of January 25, 2003, the Company's tangible net worth exceeded the minimum tangible net worth required by the agreement with the Issuer by approximately $36,935,000. The Company believes that if it did not maintain the required minimum tangible net worth and the Issuer terminated the agreement, it would be able to find another financial services company to manage its private label credit card programs.

        There are various claims, lawsuits and pending actions against the Company incident to the Company's operations. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the Company's liquidity, financial position or results of operations. See Note 11 of Notes to Consolidated Financial Statements for information regarding litigation and arbitration proceedings involving the Company and Gateway Companies, Inc. ("Gateway").

Note 6.    Income Taxes

        In the fourth quarter of fiscal year 2001, the Company recorded a $170,616,000 charge to establish a valuation allowance for its net deferred tax assets, including amounts related to its net operating loss carryforwards. The valuation allowance was calculated in accordance with the provisions of FAS 109, which places primary importance on the Company's operating results in the most recent three-year period when assessing the need for a valuation allowance. Although management believes the Company's results for those periods were heavily affected by deliberate and planned infrastructure improvements, including its PowerMax distribution network and state-of-the-art SAP computer system, as well as an aggressive store closing program, the Company's cumulative loss in the three-year period ended January 26, 2002 represented negative evidence sufficient to require a full valuation allowance under the provisions of FAS 109. The Company intends to maintain a full valuation allowance for its net deferred tax assets until sufficient positive evidence exists to support reversal of some portion, or the remainder, of the allowance. Until such time, except for minor state, local and foreign tax provisions, the Company will have no reported tax provision, net of valuation allowance adjustments. Any future decision to reverse a portion or all of the remaining valuation allowance will be based on consideration of several factors including, but not limited to, the Company's expectations regarding future taxable income and the Company's cumulative income or loss in the then most recent three-year period.

        On March 9, 2002, President Bush signed into law the "Job Creation and Worker Assistance Act" (H.R. 3090). This new tax law temporarily extends the carryback period to five years from two years for net operating losses incurred during the Company's taxable years ended in 2001 and 2000. During the first quarter of fiscal year 2002, the Company reversed a portion of the valuation allowance recorded during the fourth quarter of fiscal year 2001 and recognized an income tax benefit of $57,500,000 due to the extension of the carryback period. As of January 25, 2003, the valuation allowance was approximately $108,885,000, which represents a full valuation allowance of the Company's net deferred tax assets, including amounts related to its net operating loss carryforwards. The Company has received refunds for all of the additional net operating loss carryback resulting from the extension of the carryback period.

        Also during fiscal year 2002, the Company received refunds of amounts on deposit with the IRS of approximately $30,000,000 related to prior year tax returns.

        The provision (benefit) for income taxes consists of:

Fiscal Year Ended	January 25, 2003
(in thousands)
Current federal	$—
State and local	—
Foreign	—
Deferred	61,731
Valuation allowance	(61,731)
Benefit due to change in tax law	(57,500)

Total income tax expense (benefit)	$(57,500)

        A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

Fiscal Year Ended	January 25, 2003
Federal statutory rate (benefit)	35.0%
State and local taxes, net of federal tax	3.0%
Goodwill amortization	—
Valuation allowance	(38.0)%
Benefit due to change in tax law	(308.1)%
Other	—

Total income tax expense (benefit)	(308.1)%

        The Company's net deferred tax assets are attributable to temporary differences related to:

Fiscal Year Ended	January 25, 2003
(in thousands)
Inventory	$5,361
Property and equipment	(10,212)
Escalating rent	26,244
Store closing reserve	43,608
Accrued expenses not currently deductible	27,337
Net operating loss carryforwards and other	16,547
Valuation allowance	(108,885)

Total net deferred tax assets	$—

Note 7.    Supplemental Cash Flow Information

        Additional supplemental information related to the Consolidated Statement of Cash Flows is as follows:

Fiscal Year Ended	January 25, 2003
(in thousands)
Cash transactions:
Cash paid for interest	$2,749
Cash paid for income taxes (excluding income tax refunds)	13,192
Cash paid for acquisition of majority interest in OfficeMax de Mexico	—
Non-cash transactions:
Liabilities accrued for property and equipment acquired	5,781
Tax benefit related to exercise of stock options	—

Note 8. Employee Benefit Plans

Stock Purchase Plans

        The Company has adopted a Management Share Purchase Plan (the "Management Plan"), an Employee Share Purchase Plan (the "Employee Plan") and a Director Share Plan (the "Director Plan"). Under the Management Plan, the Company's officers are required to use at least 20%, and may use up to 100%, of their annual incentive bonuses to purchase restricted common shares of the Company at a 20% discount from the fair value of the same number of unrestricted common shares. Restricted common shares purchased under the Management Plan are generally restricted from sale or transfer for three years from date of purchase. The maximum number of common shares reserved for issuance under the Management Plan is 1,242,227. The Company recognized compensation expense for the discount on the restricted common shares of $25,000 in fiscal year 2002.

        The Employee Plan is available to all full-time employees of the Company who are not covered under the Management Plan and who have worked at least 1,000 hours during a period of 12 consecutive months. Each eligible employee has the right to purchase, on a quarterly basis, the Company's common shares at a 15% discount from the fair market value per common share. Shares purchased under the Employee Plan are generally restricted from sale or transfer for one year from date of purchase. The maximum number of shares eligible for purchase under the Employee Plan is 2,958,761. The Company is not required to record compensation expense with respect to shares purchased under the Employee Plan.

        The Director Plan covers all directors of the Company who are not officers or employees of the Company. Participants receive their entire annual retainer in the form of restricted common shares paid at the beginning of the relevant calendar year and all of their meeting fees in the form of unrestricted common shares paid at the end of the calendar quarter in which the meetings occurred. Shares paid to participants in the Director Plan are issued at the fair market value on the date of grant without discount. The restrictions on such shares generally lapse one year from the date of grant. The maximum number of shares reserved for issuance under the Director Plan is 750,000.

Savings Plans

        Employees of the Company who meet certain service requirements are eligible to participate in the Company's 401(k) Savings Plan. Participants may contribute 2% to 15% of their annual earnings, subject to statutory limitations. The Company matches 50% of the first 3% of the employee's contribution. Such matching Company contributions are invested in shares of the Company's common stock and become vested 50% after two years of service and 100% after three years of service. Highly compensated employees (as defined by the Employee Retirement Income Security Act of 1974, as amended) are eligible to participate in the Company's Executive Savings Deferral Plan ("ESDP") if their contributions to the 401(k) Savings Plan are limited. The provisions of the ESDP are similar to those of the Company's 401(k) Savings Plan. The charge to operations for the Company's matching contributions to these plans amounted to $1,635,000 for fiscal year 2002.

Stock Option Plans

        The Company's Equity-Based Award Plan provides for the issuance of up to 26,000,000 share appreciation rights, restricted shares and options to purchase common shares. Options granted under the Equity-Based Award Plan become exercisable from one to seven years after the date of grant and expire ten years from date of grant.

        Exercisable options outstanding were 7,995,054 as of January 25, 2003.

        Option activity for the last fiscal year was as follows:

	Shares	Weighted Average Exercise Price
Outstanding at January 26, 2002	13,815,790	7.85
Granted	3,869,790	5.73
Exercised	(1,111,946)	2.68
Forfeited	(1,514,859)	7.62

Outstanding at January 25, 2003	15,058,775	$7.71

        The following table summarizes information about options outstanding as of January 25, 2003:

	Options Outstanding			Options Exercisable
			Weighted Average Remaining Life (Years)
Range of Exercise Prices	Options	Weighted Average Exercise Price		Options	Weighted Average Exercise Price
$ 2.38 to $ 4.31	2,599,305	$3.10	8.3	1,194,680	$2.94
$ 4.56 to $ 5.96	3,684,479	$5.75	9.1	140,046	$5.39
$ 6.06 to $ 7.08	2,737,925	$6.57	6.7	1,850,304	$6.61
$ 7.56 to $ 9.78	2,042,585	$7.92	5.6	1,280,417	$7.72
$10.19 to $11.75	2,063,333	$11.48	3.3	1,951,329	$11.54
$13.88 to $18.07	1,931,148	$15.02	4.3	1,578,278	$15.12

Note 9. Business Segments

        The Company has two business segments: Domestic and International. The Company's operations in the United States, Puerto Rico and the U.S. Virgin Islands, comprised of its retail stores, e-Commerce operations, catalog business and outside sales groups, are included in the Domestic segment. The Domestic segment also includes the Company's investments accounted for under the cost or equity methods, including its investment in a Brazilian company. The operations of the Company's majority-owned subsidiary in Mexico, OfficeMax de Mexico, are included in the International segment. During recent years, OfficeMax has integrated and aligned its domestic e-Commerce operations, catalog business and outside sales groups with its superstores in order to more efficiently leverage its various business channels. As a result, management evaluates performance and allocates resources based on an integrated view of its domestic operations. Management evaluates the performance of the Company's International segment separately because of the differences between the operating environments for its Domestic and International segments.

        The accounting policies of the Company's business segments are the same as those described in the Summary of Significant Accountings Policies (Note 1 of Notes to Consolidated Financial Statements). The combined results of operations and assets of the Company's business segments are equal to the Company's consolidated results of operations and assets.

        The following table summarizes the results of operations for the Company's business segments:

Fiscal Year 2002	Total Company	Domestic	International
	(In thousands)
Sales	$4,775,563	$4,622,479	$153,084
Cost of merchandise sold, including buying and occupancy costs	3,578,872	3,461,366	117,506

Gross profit	1,196,691	1,161,113	35,578
Store closing and asset impairment	2,489	2,489	—
Operating income	24,645	20,307	4,338
Interest expense (income), net	5,980	6,622	(642)
Income tax benefit	(57,500)	(57,500)	—
Minority interest	2,441	—	2,441

Net income	$73,724	$71,185	$2,539

        The total assets of the International segment were approximately $69,728,000 as of January 25, 2003. The total assets of the International segment included long-lived assets, primarily fixed assets, of approximately $23,676,000 as of January 25, 2003. Depreciation expense for the International segment was approximately $4,016,000 for fiscal year 2002. Included in the total assets of the International segment was goodwill of $3,699,000, which was net of $968,000 of accumulated amortization, as of January 25, 2003. As a result of a new accounting pronouncement, FAS 142, that was effective for the Company as of the beginning of fiscal year 2002, goodwill is no longer amortized.

        The Company has a 19% interest in a Brazilian company that operated two superstores in Brazil. During the first quarter of fiscal year 2002, the Brazilian company closed its two superstores and ceased operations. The Company accounts for its investment in the Brazilian company on the cost basis and wrote-off its remaining investment as well as receivables from the Brazilian company in the fourth quarter of fiscal year 2001. The write-off totaled $5,631,000 and was included in the charge for store closing and asset impairment reported in the Domestic segment. The Company includes its investments accounted for under the cost or equity methods, including its investment in the Brazilian company, in the Domestic segment.

        Other than its investment in OfficeMax de Mexico, the Company has no international sales or assets.

Note 10. Shareholders' Equity

Shareholder Rights Plan

        During the first quarter of fiscal year 2000, the Company adopted a Shareholder Rights Plan designed to protect its shareholders against "abusive takeover tactics", by providing certain rights to its shareholders if any group or person acquires more than 15 percent of the Company's common stock. The plan was implemented by issuing one preferred share purchase right for each share of common stock outstanding at the close of business on March 17, 2000, or issued thereafter until the rights become exercisable. Each right will entitle the holder to buy one one-thousandth of a participating preferred share at a $30 initial exercise price. Each fraction of a participating preferred share will be equivalent to a share of the Company's common stock. The rights become exercisable if any group acquires more than 15% of the outstanding OfficeMax common stock or if a person or group begins a tender or exchange offer that could result in such an acquisition.

Note 11. Gateway Alliance

        In fiscal year 2000, Gateway committed to operate licensed store-within-a-store computer departments within all OfficeMax superstores in the United States pursuant to a strategic alliance, which included the terms of a Master License Agreement (the "MLA"). In connection with the investment requirements of the strategic alliance, during the second quarter of fiscal year 2000, Gateway invested $50,000,000 in OfficeMax convertible preferred stock—$30,000,000 in Series A Voting Preference Shares (the "Series A Shares") designated for OfficeMax and $20,000,000 in Series B Serial Preferred Shares (the "Series B Shares") designated for OfficeMax.com.

        The Series A Shares, which had a purchase price of $9.75 per share, voted on an as-converted to Common Shares basis (one vote per share) and did not bear any interest or coupon. The Series A Shares were to increase in value from $9.75 per share to $12.50 per share on a straight-line basis over the five-year term of the alliance. The Company recognized the increase in value by a charge directly to Retained Earnings for Preferred Share Accretion. The Series B Shares, which had a purchase price of $10 per share and a coupon rate of 7% per annum, had no voting rights.

        During the first quarter of fiscal year 2001, Gateway announced its intention to discontinue selling computers in non-Gateway stores, including OfficeMax superstores. At that time, OfficeMax and Gateway began discussing legal issues regarding Gateway's performance under the strategic alliance. In the second quarter of fiscal year 2001, Gateway ended its rollout of Gateway store-within-a-store computer departments in the Company's superstores and has since removed its equipment and fixtures from such stores. On July 23, 2001, Gateway notified the Company of its termination of the MLA and its desire to exercise its redemption rights with respect to the Series B Shares. Thereafter, the Company, which had previously notified Gateway of Gateway's breaches under the MLA and related agreements, reaffirmed its position that Gateway was in breach of its obligations under the MLA and related agreements. Accordingly, the Company stopped recording the accretion of the Series A Shares and accruing interest on the Series B Shares at that date. Litigation and arbitration proceedings have commenced with each party asserting claims of non-performance against each other.

        During the fourth quarter of fiscal year 2001, Gateway elected to convert its Series A Shares, plus accrued preferred share accretion of $2,115,000, into 9,366,109 common shares of the Company.

        OfficeMax does not anticipate redeeming any of the Series B Shares owned by Gateway until all of the issues associated with the strategic alliance and its wind down have been resolved. Based on current circumstances, it is unclear when such a resolution will occur. In May 2001, OfficeMax announced a strategic alliance with another computer provider.

Note 12. Earnings Per Common Share

        Basic earnings per common share is based on the weighted average number of common shares outstanding, and diluted earnings per common share is based on the weighted average number of common shares outstanding and all potentially dilutive common stock equivalents.

        A reconciliation of the basic and diluted per share computations is as follows:

Fiscal Year Ended	January 25, 2003
(In thousands, except per share data)
Net income	$73,724
Preferred stock accretion	—

Net income available to common shareholders	$73,724

Weighted average number of common shares outstanding	123,817
Effect of dilutive securities:
Stock options	1,243
Restricted stock	49

Weighted average number of common shares outstanding and assumed conversions	125,109

Basic earnings per common share	$0.60

Diluted earnings per common share	$0.59

        Options to purchase 12,368,499 common shares were excluded from the calculation of diluted earnings per common share in fiscal year 2002, because the exercise prices of the options were greater than the average market price. These shares had a weighted average exercise price of $8.70.

Note 13. Quarterly Consolidated Results of Operations

        Unaudited quarterly consolidated results of operations for the fiscal year ended January 25, 2003 is summarized as follows:

Fiscal Year 2002 (unaudited)
	First Quarter(1)	Second Quarter(2)	Third Quarter	Fourth Quarter(2)
	(In thousands, except per share data)
Sales	$1,178,152	$1,006,271	$1,255,606	$1,335,534
Cost of merchandise sold, including buying and occupancy costs	878,824	759,288	937,942	1,002,818

Gross profit	299,328	246,983	317,664	332,716
Store closing and asset impairment	—	1,777	—	712
Operating income (loss)	8,102	(31,273)	18,842	28,974
Income (loss) before income taxes	6,761	(33,398)	17,562	27,740
Income tax benefit	(57,500)	—	—	—
Net income (loss)	$63,518	$(33,362)	$16,512	$27,056
Income (loss) per common share:
Basic	$0.52	$(0.27)	$0.13	$0.22
Diluted	$0.51	$(0.27)	$0.13	$0.22
(1)
During the first quarter of fiscal year 2002, the Company reversed a portion of the deferred tax asset valuation allowance recorded during the fourth quarter of fiscal year 2001 and recorded an income tax benefit of $57,500,000 due to the effects of a new tax law that extended the carryback period for net operating losses incurred during the Company's taxable years ended in 2001 and 2000. See Note 6 of Notes to Consolidated Financial Statements for additional information regarding income taxes.

(2)
The Company recorded a charge of $1,777,000 for asset impairment during the second quarter of fiscal year 2002. During the fourth quarter of fiscal year 2002, the Company recorded a net charge of $712,000 for store closing and asset impairment. See Note 2 of Notes to Consolidated Financial Statements for additional information regarding store closing and asset impairment charges.

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REPORT OF INDEPENDENT ACCOUNTANTS
OfficeMax, Inc. Consolidated Statement of Income
OfficeMax, Inc. Consolidated Balance Sheet
OfficeMax, Inc. Consolidated Statement of Cash Flows